EXHIBIT 1

                             JOINT FILING AGREEMENT

        The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  January 4, 2002

                                    ONE CLARK LLC


                                    By:  /s/ MARK GOLDWASSER
                                        --------------------
                                    Name:    Mark Goldwasser
                                    Title:   Manager


                                        /s/ MARK GOLDWASSER
                                        --------------------
                                            Mark Goldwasser